UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2006
CLEVELAND-CLIFFS INC
(Exact Name of Registrant as Specified in Its Charter)

OHIO	1-8944	34-1464672

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114-2589

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (216-694-5700)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
On November 10, 2006, certain subsidiaries of Cleveland-Cliffs Inc (the “Company”), specifically the Cleveland-Cliffs Iron Company and Cliffs Sales Company, entered into a Pellet Sale and Purchase Agreement (“Pellet Agreement”) with AK Steel Corporation (“AK Steel”). The Pellet Agreement is effective January 1, 2007 and runs through year-end 2013.
The Pellet Agreement is for a term of seven years and provides that the Company shall supply, depending on the year, some of AK Steel’s annual pellet tonnage requirements. Under the Pellet Agreement, the Company is to supply AK Steel with iron ore pellets with specific specification parameters sourced from one of the Company’s mines.
The Pellet Agreement is a new long-term arrangement between the Company and AK Steel. This new agreement supplants prior spot-sales arrangements with AK Steel.
The summary of the material terms of the Pellet Agreement set forth above is qualified in its entirety by reference to the Pellet Agreement, a copy of which is attached as Exhibit 10(a) and incorporated herein by reference.
ITEM 8.01 Other Events.
Cleveland-Cliffs Inc published a news release on November 15, 2006 as follows:
Cleveland-Cliffs Announces Two New Long-Term Supply Agreements
Cleveland, OH—November 15, 2006—Cleveland-Cliffs Inc (Cliffs) (NYSE: CLF) today announced that it has entered into two multi-year iron ore pellet supply agreements with North American steel producers AK Steel (NYSE: AKS) and Republic Engineered Products Inc. (Republic).
The seven-year supply agreement with AK Steel, beginning January 1, 2007, runs through year-end 2013. Under the terms of the contract, Cleveland-Cliffs will supply between 0.9 million and 1.4 million tons of pellets annually. This new agreement supplants prior spot-sales arrangements with AK Steel, which are expected to approximate 0.4 million tons in 2006.
The long-term supply agreement with Republic is effective from October 1, 2006, through December 31, 2011. Under the contract terms, Cliffs will supply a percentage of Republic’s total annual pellet requirements. That percentage is estimated to be between 0.4 million and 0.8 million tons annually. The new agreement with Republic also supplants prior spot-sales arrangements. For the full-year 2006, total sales to Republic are expected to be approximately 0.4 million tons, including both prior spot sales and sales made under the new agreement.
President—North American Iron Ore and Chief Financial Officer Donald J. Gallagher commented: “Pellets from Cliffs’ operations are currently being consumed by every North American integrated steel producer with only one exception. We are very pleased that we will continue to contribute to AK Steel and Republic’s pellet requirements for the next several years. The agreements announced today solidify the alliances we have previously established with these well-respected organizations.”
Gallagher continued: “As a result of today’s announcement, virtually 100 percent of our current North American pellet production is now committed under long-term sales agreements.”
To be added to Cleveland-Cliffs’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html
Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. Cleveland-Cliffs Inc operates a total of six iron ore mines located in Michigan, Minnesota and Eastern Canada. The Company is majority owner of Portman Limited, the third-largest iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore.
This news release contains predictive statements that are intended to be made as “forward-looking” within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.
Actual results may differ materially from such statements for a variety of reasons, including: changes in the sales mix; the impact of other price adjustment factors on the Company’s North American sales contracts; changes in demand for iron ore pellets by North American integrated steel producers, or changes in Asian iron ore demand due to changes in steel utilization rates, operational factors, electric furnace production or imports into the United States and Canada of semi-finished steel or pig iron; availability of capital equipment and component parts; availability of float capacity on the Great Lakes; changes in the financial condition of the Company’s partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; the impact of consolidation in the steel industry; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; inability to achieve expected production levels; failure to receive or maintain required environmental permits; problems with productivity, labor disputes, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, transportation and employee benefit costs; and the effect of these various risks on the Company’s future cash flows, debt levels, liquidity and financial position.
Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company’s Annual Report for 2005, Reports on Form 10-K and Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cleveland-Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.
News releases and other information on the Company are available on the Internet at:
http://www.cleveland-cliffs.com.
SOURCE: Cleveland-Cliffs Inc
CONTACT: Media: 1-216-694-4870; Financial Community: 1-800-214-0739, or 1-216-694-5459
ITEM 9.01. Financial Statements and Exhibits.
          (d) Exhibits:

Exhibit
Number	Exhibit
10 (a)	* Pellet Sale and Purchase Agreement dated November 10, 2006 and effective January 1, 2007 by and among The Cleveland-Cliffs Iron Company, Cliffs Sales Company, and AK Steel	Filed Herewith

*	Confidential treatment requested as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC

By:	/s/ George W. Hawk, Jr.
Name:	George W. Hawk, Jr.
Title:	General Counsel and Secretary
Dated: November 15, 2006

INDEX TO EXHIBITS

Exhibit
Number	Exhibit
10(a)	* Pellet Sale and Purchase Agreement dated November 10, 2006 and effective January 1, 2007 by and among The Cleveland-Cliffs Iron Company, Cliffs Sales Company, and AK Steel	Filed Herewith

*	Confidential treatment requested as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.